                                                                   EXHIBIT 10.03

[***] indicates the omission of confidential portions for which confidential treatment has been requested. Such confidential information has been filed separately with the Securities and Exchange Commission.

                               FIRST AMENDMENT TO
                           WHOLESALE SUPPLY AGREEMENT

This first amendment ("FIRST AMENDMENT") dated May 26, 2004 amends the Wholesale Supply Agreement dated January 1, 2004 ("AGREEMENT") between CVS and Cardinal Health. CVS and Cardinal Health ("PARTIES") desire to enter into this First Amendment to amend Sections 1(a), 1(b), 3(c), 6(d), 7(b), 10(a), and 12 Disclosure Schedules all as more particularly set forth below.

The Parties agree as follows:

     1. Effective Date of Amendment. This First Amendment shall be effective as of the date of the closing of the transaction pursuant to which CVS will purchase from J.C. Penney Company, Inc. ("JC PENNEY") approximately 1,260 retail pharmacies and approximately 3 distribution centers as publicly announced by CVS on April 5, 2004 ("TRANSACTION"). In the event that the Transaction does not close on or before September 1, 2004, then this First Amendment shall become null and void and shall be of no force or effect.

     2. Scope. Notwithstanding anything else in the Agreement or this First Amendment, in no event will CVS be required to designate any acquired retail pharmacy as a Pharmacy or acquired distribution center as a CVS Pharmacy DC under the Agreement, if such pharmacy is subject to an existing wholesaler agreement which cannot be terminated by CVS for any reason, or which, if terminated by CVS would or could, in CVS' reasonable business judgment, result in termination penalties/fees of any type, or result in CVS compromising CVS' business operations.

     3. Disclosure Schedules. The Agreement is amended by deleting therefrom the following disclosure schedules in their entirety:

               "Section 1(a) Disclosure Schedule",
               "Section 1(b) Disclosure Schedule",
               "Section 3(c) Disclosure Schedule",
               "Section 6(d) Disclosure Schedule",
               "Section 7(b) Disclosure Schedule",
               "Section 10(a) Disclosure Schedule", and
               "Section 12 Disclosure Schedule"

          and replacing them with the following new Disclosure Schedules:

               "Section 1(a) Disclosure Schedule",

               "Section 1(b) Disclosure Schedule",
               "Section 3(c) Disclosure Schedule",
               "Section 6(d) Disclosure Schedule",
               "Section 7(b) Disclosure Schedule",
               "Section 10(a) Disclosure Schedule", and
               "Section 12 Disclosure Schedule"

          attached to this First Amendment and incorporated into this First Amendment and into the Agreement by this reference, which shall be attached by the Parties to their respective copies of the Agreement.

     4. Generally. It is the Parties' intent for the Agreement and this Amendment (if the Transaction closes on or before September 1, 2004) to be applied and construed as a single instrument. The Agreement, as modified by this First Amendment, remains in full force and effect and constitutes the entire agreement among the Parties regarding this subject matter and supersedes all prior or contemporaneous writings and understandings among the Parties with respect thereto. This First Amendment will be binding on the Parties and their successor and assigns. If any term or provision of this First Amendment is determined to be illegal or unenforceable by a court of competent jurisdiction, the remaining terms and provisions of this First Amendment and the Agreement will remain in full force and effect. Only a subsequent writing signed by both Parties may amend this First Amendment or further amend the Agreement.

CVS Pharmacy, Inc                       Cardinal Health*


By: /s/ Matthew J. Leonard              By: /s/ Michael J. Bender
    ---------------------------------       ------------------------------------
Print Name: Matthew J. Leonard          Print Name: Michael J. Bender
Title: VP Pharmacy Merchandising        Title: EVP, Retail Sales & Marketing

* The term "CARDINAL HEALTH" means the following pharmaceutical distribution companies: Cardinal Health 106, Inc. (formerly known as James W. Daly, Inc.), a Massachusetts corporation (Peabody, Massachusetts); Cardinal Health 103, Inc. (formerly known as Cardinal Southeast, Inc.), a Mississippi corporation (Madison, Mississippi); Cardinal Health 110, Inc. (formerly known as Whitmire Distribution Corporation), a Delaware corporation (Folsom, California) and any other subsidiary of Cardinal Health, Inc., an Ohio corporation ("CHI"), as may be designated by CHI.

                                                SECTION 1(A) DISCLOSURE SCHEDULE
                                                            AMENDED MAY 26, 2004

           DETERMINATION OF PHARMACIES THAT WILL DESIGNATE CARDINAL AS
                    PRIMARY WHOLESALE PHARMACEUTICAL SUPPLIER

As of the Commencement Date, and throughout the term of this Agreement, CVS will designate Cardinal as primary wholesale pharmaceutical supplier to the Pharmacies existing as of January 1, 2004 plus or minus the organic growth related to these specific Pharmacies. Furthermore, CVS will designate Cardinal as primary wholesale pharmaceutical supplier to the Pharmacies acquired from JC Penney which are located in the States of [***] and [***] and which Cardinal was designated as the primary wholesaler by [***] (approximately [***] Pharmacies, [***] in [***] and [***] in [***]), and which remain open and continue to operate ("JC PENNEY ACQUIRED PHARMACIES").

In the event CVS acquires by purchase, merger or other combination, a retail pharmacy (or multiple retail pharmacies) representing: (a) less than [***]% of CVS' Pharmacies as of January 1, 2004, then CVS will designate Cardinal as primary wholesale pharmaceutical supplier to such pharmacies pursuant to the terms and conditions of this Agreement in a timeframe so as not to compromise CVS' business operations; or (b) greater than or equal to [***]% of CVS' Pharmacies as of the January 1, 2004 (the date of this Agreement), then CVS may decide to award Cardinal any portion of said retail pharmacies at CVS' sole discretion (in which case Cardinal and CVS will meet to discuss the terms of said new business).

In no event will CVS be required to terminate any wholesaler agreement which may exist related to any retail pharmacies CVS acquires by purchase, merger or other combination.

DESIGNATED PHARMACY LIST.

Upon Cardinal's request, as often as quarterly, CVS will provide Cardinal with the Designated Pharmacy List. For each of the Pharmacies, CVS agrees that each such Pharmacy will purchase its Primary Wholesale Requirements of Store Rx Purchases from Cardinal, as further described in the Section 2(a) Disclosure Schedule.

                                                SECTION 1(B) DISCLOSURE SCHEDULE
                                                            AMENDED MAY 26, 2004

                                  TOTAL DC LIST

CVS New York, Inc.                 CVS D.S., Inc.
Three Berry Drive                  10017 Kingston Pike
Lumberton, NJ 08048                Knoxville, TN 37922

CVS Pharmacy, Inc.                 CVS IN Distribution, Inc.
150 Industrial Drive               7590 Empire Drive
North Smithfield, RI 02896         Indianapolis, IN 46219

CVS Texas Distribution L.P.        CVS Garland TX Distribution, L.P.
700 CVS Drive                      4409 Action Street
Ennis, TX 75119                    Garland TX 75042
(expected open date TBD)

CVS Conroe TX Distribution, L.P.   CVS Orlando FL Distribution, L.L.C.
Name TBD                           Name TBD
100 Trade Center Blvd.             8201 Chancellor Drive
Conroe TX 77385                    Orlando FL 32809

As CVS [***] additional [***] to support Pharmacies existing as of January 1, 2004 or additional Pharmacies related to the organic growth of the Pharmacies existing as of January 1, 2004, CVS will [***] such pharmacy [***] Cardinal as its/their [***] pursuant to the terms and conditions of this Agreement.

For each of the CVS Pharmacy DCs set forth above, CVS agrees that each such CVS Pharmacy DC will purchase its Primary Wholesale Requirements of Brokerage Purchases from Cardinal, as further described in the Section 2(a) Disclosure Schedule.

CVS will keep the Total DC List current and notify Cardinal of anticipated additions to or deletions from the Total DC List at least thirty (30) days prior to such addition or deletion. If such addition or deletion could not have been reasonably foreseen [***] ([***]) days in advance, CVS will notify Cardinal as soon as possible thereafter. In no event will Cardinal be required to service any CVS Pharmacy DC pursuant to the terms of this Agreement until [***] ([***]) days after CVS first notified Cardinal that the CVS Pharmacy DC would be added to the Total DC List. A CVS Pharmacy DC may only be deleted if it ceases operations.

If CVS acquires or opens an additional distribution center or centers in support of acquired retail pharmacies (acquired by purchase, merger or other combination), CVS may designate Cardinal as the primary wholesale pharmaceutical supplier to such distribution centers (in which case Cardinal and CVS will meet to discuss the terms of said new business) in a timeframe so as not to compromise CVS' business operations. In no event will CVS be required to terminate any wholesaler agreement which may exist related to acquired retail pharmacies.

                                                SECTION 3(A) DISCLOSURE SCHEDULE
                                                            AMENDED MAY 26, 2004

                            PHARMACIES PURCHASE PRICE

PHARMACY MINIMUM VOLUME REQUIREMENTS.

During the term of this Agreement (January 1, 2004 through June 30, 2008), the Pharmacies' aggregate purchases of generic Rx Products will meet or exceed $689 million (collectively referred to herein as the "PHARMACY MINIMUM VOLUME REQUIREMENT").

During Cardinal's quarterly business review, Cardinal will provide CVS with purchasing information to substantiate the Pharmacy Minimum Volume Requirement performance.

Cost of Goods for Store Rx Purchases and Store Other Purchases

CVS will pay to Cardinal a Cost of Goods for Store Rx Purchases and Store Other Purchases as follows:

Rx Products (FDB branded)   [***]%

CVS Formulary Generics      [***]

All other Generics          [***] or "[***] Retail", [***]

Home Health Care/DME        "[***] Retail", [***]

HBC/OTC                     "[***] Retail" [***]%

Repackaged Merchandise      "[***] Retail" [***]%

For the purpose of this Agreement "[***] Retail" shall mean CVS will [***] offered by Cardinal to a retail customer in the [***] CVS (i.e. a [***] retail [***] or [***] with a minimum [***] approximately [***] to that of CVS and approximately the [***] as CVS) for all Merchandise for which a purchase order has been issued as of the date the Merchandise was offered to a third party for such [***]. The prices of a purchase order shall be deemed automatically revised (by Cardinal to CVS) to equal the [***] at which Cardinal shall have sold or shall have offered such product to such a retailer.

CII orders must be shipped [***]% complete and courier must [***] when order is received and checked in by CVS. CVS reserves the right to refuse any CII order that contains any shipping errors.

All Merchandise being delivered from Cardinal to CVS Pharmacies must have at least [***] ([***]) months [***]. Under no circumstances will Merchandise be delivered to Pharmacies with [***] than [***] ([***]) months [***] remaining without expressed written approval by CVS' Vice President of Pharmacy Merchandising for each occurrence. Furthermore, Cardinal represents that it is, and will continue to be during the term of this Agreement, an industry leader in implementation of processes, practices and safeguards to prevent the distribution of Merchandise will less than [***] ([***]) months [***] remaining to Pharmacies.

The foregoing Cost of Goods does not apply to Merchandise which is subject to a Manufacturer Contract, which will instead be priced at the CVS contract price for the Pharmacies. Cardinal reserves the right to adjust the Cost of Goods of any item of Merchandise in the event that the manufacturer of such item implements a change in policy which eliminates or decreases the [***] effective on the Commencement Date with respect to such item. The adjustment to the Cost of Goods for such item will be equal to the decrease (or elimination) of the [***].

                                                SECTION 3(C) DISCLOSURE SCHEDULE
                                                            AMENDED MAY 26, 2004

                             PHARMACY SITE INCENTIVE

Pharmacies will be eligible for the following Cost of Goods adjustment based upon the [***] qualified monthly purchases per Pharmacy during a calendar [***] (the "PHARMACY SITE INCENTIVE"):

[***] Qualified Monthly   Invoice Cost   Cost of Goods   Net Cost of Goods
 Purchases per Pharmacy     of Goods       Adjustment     after Adjustment
-----------------------   ------------   -------------   -----------------
    $[***] - $[***]          [***]%          [***]%            [***]%
    $[***] - $[***]          [***]%          [***]%            [***]%
    $[***] - $[***]          [***]%          [***]%            [***]%
    $[***] - $[***]          [***]%          [***]%            [***]%
    $[***] - $[***]          [***]%          [***]%            [***]%
    $[***] - $[***]          [***]%          [***]%            [***]%
    $[***] - $[***]          [***]%          [***]%            [***]%
    $[***] - $[***]          [***]%          [***]%            [***]%
    $[***] - $[***]          [***]%          [***]%            [***]%
        $[***] +             [***]%          [***]%            [***]%

If CVS' [***] qualified monthly purchases per Pharmacy during a calendar quarter is less than $[***], a Cost of Goods adjustment will be mutually determined at a percentage that is greater than the next category Cost of Goods adjustment. At the end of each calendar quarter, Cardinal and CVS will evaluate CVS' [***] qualified monthly purchases per Pharmacy during such quarter (i.e., Store Rx Purchases and Store Other Purchases only) of all Pharmacies divided by the [***], adjusted as appropriate to reflect any additional or deleted Pharmacies). Payment will be paid to CVS in the form of a credit so that CVS receives such credit within [***] ([***]) days from the close of said [***]. The credit will be faxed and subsequently mailed in hard copy form to CVS' Manager of Wholesaler Programs.

The Pharmacy Site Incentive Payment calculation will be made as follows:
Cardinal and CVS will evaluate CVS' [***] qualified monthly purchases per Pharmacy during a calendar [***]. Utilizing this calculation Cardinal and CVS will determine which tier to utilize for the payout calculation.

For example, during a calendar [***], CVS' [***] qualified monthly purchases per Pharmacy was $[***], then CVS' Pharmacy Site Incentive (additional Cost of Goods adjustment) will be Cardinal's [***] an additional [***]%. Conversely, if CVS' [***] qualified monthly purchases per Pharmacy was $[***] during a calendar [***], then CVS' additional Cost of Goods adjustment would be Cardinal's [***] an additional [***]%.

In addition, if CVS [***] a material [***] of Pharmacies which would place CVS' qualified monthly purchases per Pharmacy into a different Pharmacy Site Incentive volume category, then CVS may elect to notify Cardinal prior to Cardinal [***] Pharmacies, and ask Cardinal [***] these Pharmacies for the [***] ([***]) month period following the date of acquisition for purposes of calculating the Pharmacy Site Incentive [***] only. If CVS does not notify Cardinal prior to Cardinal servicing such Pharmacies or CVS does not ask Cardinal to [***] such Pharmacies from the calculation of the Pharmacy Site Incentive, then such Pharmacy or Pharmacies will be subject to the terms and conditions of this Agreement. Regardless of whether the acquired Pharmacies are included or excluded in the determination of the Pharmacy Site Incentive volume category, said Pharmacy purchases will be eligible for the Pharmacy Site Incentive. To that end, it has been agreed that the JC Penney Acquired Pharmacies will not be included in the determination of the Pharmacy Site Incentive volume category only, until July 1 2005. However, the Store Rx Purchases and Store Other Purchases of such Pharmacies will receive the same Site Volume Incentive cost of goods adjustment earned by CVS' core Pharmacies (Pharmacies excluding JC Penney Acquired Pharmacies).

The Pharmacy Site Incentive is a "discount or other reduction in price" as such term is used under section 1128(B)(3)(A) of the Social Security Act, 42 U.S.C. 1320a-7b(b)(3)(a). CVS will disclose the Pharmacy Site Incentive and any other "discounts or other reductions in price" received by CVS from Cardinal under any state or federal program which provides cost or charge-based reimbursement to CVS for the Merchandise purchased by CVS under this Agreement.

                                                SECTION 6(D) DISCLOSURE SCHEDULE
                                                            AMENDED MAY 26, 2004

                                EMPLOYEE FUNDING

Cardinal will partially fund the cost of a CVS DSD Manager ("EMPLOYEE") who will serve as an intermediary between Cardinal and CVS specifically related to the management of the Store Rx Purchases. It is understood that the Employee shall be employed solely by CVS and that the Employee's salary and other employment benefits shall be the sole responsibility of CVS. CVS agrees to indemnify and hold Cardinal harmless for all claims and liabilities, whether alleged or actual, relating to the Employee.

Cardinal will provide for the funding of this Employee pursuant to the schedule defined below:

[***]   $[***]

                                                SECTION 7(B) DISCLOSURE SCHEDULE
                                                            AMENDED MAY 26, 2004

                   [***] WRAP-AROUND REBATE FOR THE PHARMACIES

CVS will be eligible for the following discount on the Pharmacies' [***] Rx Product purchases ("[***] WRAP-AROUND REBATE"):

 [***]QUALIFIED ANNUAL PURCHASES
   OF [***] RX PRODUCTS BY THE
PHARMACIES PER PROGRAM YEAR (000)   REBATE
---------------------------------   ------
         $[***] - $[***]            [***]%
         $[***] - $[***]            [***]%
         $[***] - $[***]            [***]%
         $[***] - $[***]            [***]%
         $[***] - $[***]            [***]%
         $[***] - $[***]            [***]%
             $[***]+                [***]%

Cardinal will provide CVS with a monthly report detailing the Pharmacies' aggregate qualified monthly purchases of [***] Rx Products to date. At the end of each Program Year, Cardinal and CVS will evaluate CVS' aggregate qualified annual purchases of [***] Rx Products by the Pharmacies during such Program Year. The [***] Wrap-Around Rebate will be equal to a percentage (as set forth in the table above) of CVS' aggregate qualified annual purchases of [***] Rx Products by the Pharmacies during the applicable Program Year. The [***] Wrap-Around Rebate, if any, will be calculated and paid to CVS in the form of a credit so that CVS receives such credit within [***] ([***]) days from the close of said Program Year. The credit will be faxed and subsequently mailed in hard copy form to CVS' Manager of Wholesaler Programs. In the event that the [***] Wrap-Around Rebate will not be paid for any reason, Cardinal will use reasonable efforts to give CVS notice no later than [***] ([***]) days prior to the end of the then-current Program Year.

The [***] Wrap-Around Rebate is a "discount or other reduction in price" as such term is used under section 1128(B)(3)(A) of the Social Security Act, 42 U.S.C. 1320a-7b(b)(3)(a). CVS will disclose the [***] Wrap-Around Rebate and any other "discounts or other reductions in price" received by CVS from Cardinal under any state or federal program which provides cost or charge-based reimbursement to CVS for the Merchandise purchased by CVS under this Agreement.

                                                   SECTION 9 DISCLOSURE SCHEDULE
                                                            AMENDED MAY 26, 2004

                            PHARMACIES SERVICE LEVEL

Cardinal will exercise best efforts to provide the Pharmacies with the following average aggregate monthly Adjusted Service Level and Overall DSD Service Level (as defined within this disclosure schedule), calculated monthly as described below: (a) [***]% adjusted with respect to [***] Rx Products; (b) [***]% adjusted with respect to CardinalSOURCE(SM) [***] drugs; (c) [***]% adjusted with respect to the CVS [***]; and (d) at a percentage to be mutually agreed upon by the parties with respect to home health care products (the "SERVICE LEVEL COMMITMENT").

CVS GENERIC FORMULARY SERVICE LEVEL.

For purposes of this Agreement, "ADJUSTED SERVICE LEVEL" for CVS [***] Formulary items during any particular [***] will be calculated using the following formula:

[[***] of CVS [***] formulary (which includes [***] Rx Products and certain other products [***]) by NDC (eleven digit) shipped] [***] ([***] NDC's [***] shipped within the same [***] as defined by FDB [***] Authorized Adjustments).

All orders submitted to Cardinal will be included in the Adjusted Service Level calculation, including, but not limited to: store telxon orders, [***] orders, [***] orders, verbal orders, and CII orders.

The following items of merchandise are excluded from the Adjusted Service Level calculation and in aggregate constitute all "AUTHORIZED ADJUSTMENTS":

     1. Validated long-term backorders - long-term backorders will only be considered valid upon agreement between Cardinal and CVS that said supplier is unable to provide Cardinal with merchandise necessary for Cardinal to maintain an adequate inventory position. Cardinal will verbally communicate any long term back order situations for which an adjustment to the service level calculation is requested to CVS' Assistant Category Manager - [***], in the event that person is unavailable, Cardinal will notify the Director, Category Management - [***]. Notification to CVS should only be made after Cardinal has exhausted all avenues to resolve such product shortage on its own. Upon notification from Cardinal, CVS will contact the respective supplier to validate the long term backorder status of said product or assist Cardinal with securing adequate inventory. Upon CVS receiving validation from supplier of a long term backorder status or said supplier's inability to ship the related product, the affected products will be considered an Authorized Adjustment. Only CVS validated long term backorders or CVS validated circumstances where a supplier is unable to ship the products in question will be considered in the Adjusted Service Level calculation. Each month Cardinal will provide a list detailing the agreed upon items to be excluded from CVS' Adjusted Service Level calculation and the number of units to be adjusted.

     2. CVS specific do-not-substitute requests - CVS may specifically request that no substitution be performed for specific items; CVS' Assistant Category Manager - [***] will notify Cardinal in writing of these items. In addition, individual CVS stores may place verbal orders to Cardinal; if the Pharmacy specifically requests (phone in orders without a documented detailed specific request by CVS will not be considered an Authorized Adjustment) Cardinal not to perform a substitution for a specific item, then said item will be considered an Authorized Adjustment. Cardinal will provide CVS on a monthly basis a report by item of the number of store specific do not substitute requests to include but not be limited to: CVS store number, NDC, item description, date, and quantity. Reports should be provided no later than five (5) days following the close of the respective month.

     3. Excessive demand - an adjustment to the Adjusted Service Level will be allowed in validated cases where an items total month's GCN usage has increased at least [***]% above the average monthly GCN demand for the previous [***] ([***]) months or CVS' [***] formulary forecast as provided from time to time, which ever is greater. Adjustment amount will only be for the number of units surpassing the applicable baseline.

          For example, if the average monthly demand for the prior [***] ([***]) month period is equal to [***] units per month, Authorized Adjustment will only be given for orders surpassing [***] units (([***]%) + [***]) during that month. Cardinal must provide CVS with reporting detailing the applicable baseline usage figure and the current month usage figure to be eligible for the adjustment. Increase in usage is determined by global CVS usage.

     4. Non-previously stocked items - CVS at its discretion can choose to adjust the CVS [***] Formulary for additions, deletions, change in supplier, change in package size, etc. CVS commits to the timely notification of all such changes in an electronic format; in addition, on a monthly basis CVS will provide an updated complete CVS [***] Formulary. Cardinal will make available to CVS non-previously Cardinal stocked items within [***] ([***]) days from notification. [***] service level calculation will be adjusted for the [***] ([***]) day period following CVS notification, during which Cardinal may service CVS stores using the previous formulary item if applicable.

Cardinal's average monthly Adjusted Service Level commitment for CVS will become effective as of January 1, 2004, however, CVS will not be eligible for [***] until June 1, 2004. As it relates to the JC Penney Acquired Pharmacies only, CVS will not be eligible for [***] until January 1, 2005. As an inducement for CVS to make the preceding concession, Cardinal will use best efforts to provide CVS with the Service Level Commitment.

Both Cardinal and CVS agree the achievement of the [***]% Adjusted Service Level on a monthly basis represents a material aspect of this Agreement. Failure by Cardinal to maintain a monthly Adjusted Service Level of [***]% with respect to the CVS [***] Formulary (which includes Schedule II Rx Products and certain other products as CVS designates) (a "[***] SERVICE LEVEL FAILURE") will entitle CVS to be [***] for its [***] (as defined herein). For purposes of this Schedule 9 Disclosure Schedule, the term "[***]" means an amount equal to the difference between the [***] for the month and [***]% multiplied by [***]for the month multiplied by [***] percent ([***]%). CVS will calculate and present [***], if any, to Cardinal before processing any financial transaction related to any funds being owed to CVS in connection with [***].

For example, if the [***] Service Level is calculated at [***]% for any given month, and the monthly [***] for that month was $[***], then CVS may process [***] for $[***] after notifying Cardinal of such transaction (([***]%-[***]%) x $[***] x [***]%).

Cardinal and CVS agree to meet at CVS' Support Center as necessary to review the Adjusted Service Level performance and to use best efforts in order to maximize CVS' Adjusted Service Level defined within this Section 9 Disclosure Schedule.

BRANDED RX PRODUCTS AND STORE OTHER PURCHASES -DSD SERVICE LEVEL.

Cardinal recognizes the significant impact of branded Rx Products and Store Other Purchases service level ("OVERALL DSD SERVICE LEVEL") can have on CVS' ability to service their customers. Therefore, both Cardinal and CVS agree that the Overall DSD Service Level is material to this Agreement. To that end, Cardinal and CVS will mutually agree to terms that will reflect the significance of Overall DSD Service Level. The terms will be specific towards each party's responsibilities, the calculation of Overall DSD Service Level, and remedies up to and including [***]. CVS and Cardinal agree that the arrived at structure of the Overall DSD Service Level will provide CVS with industry leading performance commitments.

                                               SECTION 10(A) DISCLOSURE SCHEDULE
                                                            AMENDED MAY 26, 2004

            PHARMACIES MERCHANTABLE PRODUCT ONLY RETURN GOODS POLICY

GENERAL POLICY.

The parties acknowledge that returns are costly to both parties. Product in "merchantable condition" (as defined below) may generally be returned to Cardinal from which the product was originally purchased if the return is made within the timeframes and subject to the terms and conditions described below:
The return of [***] product is detailed in Section 10(b) Disclosure Schedule.

RETURN MADE WITHIN:             NORMAL CREDIT AMOUNT:
-------------------             ---------------------
1 - 90 Days from Invoice Date   [***]% of original invoice amount paid by
                                customer. This policy covers all
                                ordering/filling errors.

More than 90 Days               [***]% of original contract or other "cost" paid
                                by customer (i.e., not including any [***] and
                                not to [***]) [***] a [***]% restocking fee
                                invoiced seperately to net at [***]%.

Merchandise will be considered to be in "MERCHANTABLE CONDITION" except for the following:

A. Any item which has been used or opened, is a partial dispensing unit or unit of sale, is without all original packaging, labeling, inserts, or operating manuals, or that is stickered, marked, damaged, defaced, or otherwise cannot readily be resold by Cardinal for any reason.

B. [***]-dated (less than [***] ([***]) months expiration dating, unless received by CVS with less than [***] ([***]) months dating), outdated, or seasonal product and items purchased on a "special order" basis, including non-stock and dropship items.

C. Any [***] merchandise, unless Cardinal agrees and is specially assured that such merchandise was properly stored and protected at all times and such merchandise is returned separately in a package marked as such and accompanied by a separate credit request form.

D. In order for CVS to achieve compliance with Cardinal's excess returns policy, CVS will return product (in Merchantable Condition) to Cardinal only if such product is not stocked in the CVS Pharmacy DCs (excluding [***] or [***] that is delivered to CVS [***] or [***]). Further, CVS agrees that Cardinal may implement an [***] of the return of items which are stocked in the CVS Pharmacy DCs, as indicated in the CVS monthly on-hand inventory electronic report provided to Cardinal by CVS.

CONTROLLED SUBSTANCES.

Credit for the return of controlled substances requires a separate Merchandise Return Authorization Form ("MRA FORM") and must comply with all federal and state procedures and requirements in addition to the terms and conditions described herein.

                                               SECTION 10(A) DISCLOSURE SCHEDULE
                                                            AMENDED MAY 26, 2004

SHORTS AND DAMAGED MERCHANDISE.

Claims of order shortages (i.e., invoiced but not received), order errors and damage must be reported within [***] ([***]) business days from the applicable invoice date. Controlled substance shortage claims must be reported immediately per DEA requirements.

EXCESS RETURNS.

CVS Pharmacy returns in dollars will not exceed [***] percent ([***]%) of qualified monthly purchases of all of the Pharmacies (in dollars, each calendar month) excluding filling errors or damaged product. Because CVS agrees only to [***] product to Cardinal if such product is not stocked in the CVS Pharmacy DCs (excluding [***] or [***] that is delivered to CVS [***] or [***] Rx Products [***]), CVS and Cardinal mutually agree that Cardinal will implement an [***] of the return of those items which are included in the CVS monthly on-hand inventory electronic report provided to Cardinal by CVS. This [***] is designed to limit returns in excess of [***]%. CVS and Cardinal may agree from time to time to implement a Pharmacies [***] in cases where CVS Pharmacies are [***] inventory. The parties will agree to the terms of such a [***] on an individual basis. Returns made under the [***] will not be included in the excess returns calculation.

Cardinal will fully participate in assisting CVS with a CII returns program associated with the CIIs located in those distribution centers acquired from JC Penney. CIIs returned under this initiative will be valued at current WAC and will have at least [***] ([***]) months dating remaining.

ONGOING ASSURANCE AND CARDINAL CREDIT REQUEST FORM.

Prior to returning any product to Cardinal, each customer must execute and deliver to Cardinal an Ongoing Assurance verifying that all returned merchandise has been kept under proper conditions for storage, handling, and shipping. All requests for credit must be submitted via EOE, on the CardinalCHOICE(R) system or by approved EDI interface. A fully completed MRA must accompany all merchandise to be returned. A fully completed form includes, but is not limited to, the following information: the invoice number and invoice date for the merchandise to be returned. All return credit memos will have corresponding reference numbers that will provide CVS with a complete audit trail for reconciliation.

SHIPPING OF RETURN GOODS.

Return merchandise must be placed in a proper shipping container and, for merchandise valued at more than $250, signed for by the driver when the product is picked up. All MRAs will be reviewed by Cardinal for compliance with the returned goods policy within this Section 10(a) Disclosure Schedule. Cardinal will process credits within [***] ([***]) days of receipt of merchantable product from CVS. In instance were credit has not been received for product returned to Cardinal for which Cardinal has no record of said return, CVS and Cardinal will use reasonable efforts to research and reach a mutually acceptable resolution.

                                                  SECTION 12 DISCLOSURE SCHEDULE
                                                            AMENDED MAY 26, 2004

MONTHLY REPORTING.

Cardinal will provide an electronic report on a monthly basis, which will detail
(1) CVS' excess return percentage, (2) claims of order shortages, order errors and damaged products that are reported in excess of three (3) business days from invoice date, (3) information relating to returns in excess of [***] ([***]) days, and (4) any restocking fees.

OTHER RESTRICTIONS.

This policy is further subject to modification as may be deemed necessary to comply with applicable federal and/or state regulations, FDA guidelines, and state law.

                                                  SECTION 12 DISCLOSURE SCHEDULE
                                                            AMENDED MAY 26, 2004

                           WAREHOUSE LOGISTICS PROGRAM

The goal of the "WAREHOUSE LOGISTICS PROGRAM" (WLP") is to develop the most efficient purchasing and distribution processes for CVS with pharmaceutical manufacturers under which Cardinal will [***] ([***]%) of CVS' purchase requirements for [***] Rx Products (excluding repack items) ("[***]") [***] of all CVS [***] which are or become part of this Agreement. The parties agree and acknowledge that this WLP is part of this Agreement, and is not a separate or distinct agreement.

Notwithstanding anything in this Agreement to the contrary, the WLP is intended and structured to provide [***]% incremental financial and operational value to CVS and at no time shall Cardinal take any action in connection with the WLP which may negatively impact CVS' ability to service its Pharmacies, CVS Pharmacy DCs, or CVS' abilities to secure regular [***] merchandise, including [***] stock, [***] a manufacturer.

The WLP is designed to provide incremental financial value to CVS; CVS is to be [***] on [***], etc. CVS will [***] all other [***] that CVS would otherwise be entitled to if CVS [***] the [***] on a [***] (i.e., [***], etc.).

As part of the WLP, Cardinal will pass to CVS funding ("INCENTIVE") in the form of a credit within [***] ([***]) days of the end of each CVS [***] equal to [***]% times CVS Pharmacy [***] (in addition to passing the [***]) for the respective CVS fiscal quarter during the term of this Agreement. The credit will be faxed and subsequently mailed in hard copy form to CVS' Manager of Wholesaler Programs. Additionally, Cardinal will provide CVS with the Warehoused Service Level detailed in Section 2(b) Disclosure Schedule through leveraging Cardinal's procurement and logistical expertise. In return for both the Incentive and the Warehouse Service Level, Cardinal will [***] the [***] created through certain "[***] CREATION ACTIVITIES" as defined below.

Current [***] will remain in place as of the execution of this Agreement with the exception of [***], which will [***] from a CVS [***] to an [***] (as detailed in and subject to Section 12 Disclosure Schedule) . Cardinal will [***] as it does for any other indirect vendor. In return for [***] on an [***] from February 1, 2004 until December 31, 2004, by May 1, 2004, Cardinal will authorize CVS to [***] in the amount of $[***] ("[***] PAYMENT"). The timing of said payment will be made so that CVS receives these funds by [***].

CVS will not be required to [***] or [***] any other pharmaceutical [***] as a [***]. Any further [***] of pharmaceutical [***] from [***], will be at CVS' sole determination. The [***] Warehouse [***] Exhibit below details which [***] CVS will purchase from Cardinal on an indirect basis (subject to Section 12 Disclosure Schedule) and the corresponding [***] terms to be amended in writing pursuant to Section 13 upon mutual agreement of CVS and Cardinal. While CVS and Cardinal may both agree that it is in the best interest of both parties to [***] a [***] from [***] to [***] or visa versa, said decisions will always be made to reflect incremental value to CVS and will occur at CVS' sole discretion.

CVS is under no obligation to purchase any specific [***] and may eliminate
(POX) or discontinue any item at its sole discretion. With that said, CVS and Cardinal may investigate the best methods of [***] any [***] inventory [***] at CVS' sole discretion. So that Cardinal and CVS can effectively and efficiently manage Cardinal's [***] that is [***] to CVS through the [***], Cardinal will provide to CVS in an electronic format a detailed weekly report detailing said [***] ("[***] REPORT"). The [***] Report will include but not be limited to the following elements as it pertains to Cardinal [***] to CVS: [***], description, NDC, [***] on hand, extended [***], and [***] date. As it pertains to populating the [***] date [***] of the [***] Report only, Cardinal will fully populate and update [***] on a monthly basis and will supply to CVS a fully updated [***] Report by the first Friday following Cardinal's commencement of recording said [***]. All other data elements will be updated weekly and immediately sent to CVS each Friday accurately representing Cardinal's [***] available to CVS as of the creation of the [***] Report.

[***] CALCULATION.

For all of CVS Pharmacy DCs [***] ([***], or Brokerage Purchases, etc), CVS will receive an [***] within [***] ([***]) days of the end of each CVS fiscal quarter in the form of a [***] equal to [***]% times CVS Pharmacy DCs [***] (in addition to [***] the [***]) for the respective CVS fiscal quarter during the term of this Agreement. The [***] will be calculated based on CVS' receipt date of such [***] for each fiscal month. CVS and Cardinal will agree with the method used to calculate each month's [***] totals.

For example; CVS' total [***] volume for a specific CVS fiscal quarter equals $[***], then Cardinal will [***] to CVS within [***] ([***]) days of the end of the respective fiscal quarter $[***] ($[***] x [***]).

Further terms and conditions of the [***] calculation are as follows:

     1) CVS and Cardinal will publish the agreed to monthly [***] volume eligible for the [***] on a monthly basis; within [***] ([***]) days of the respective CVS fiscal month's end or as soon as practical.

     2) The [***] will not be applied on [***] or [***] volume that is [***]. The [***] will be automatically applied on this inventory when [***] as a [***].

     3) CVS contract pricing on select [***] items established by CVS after January 1, 2004 will not be eligible for the [***] since Cardinal does not have the ability to [***] from this applicable [***].

     4) The [***] is based on the assumption that Cardinal will not [***] CVS any [***] related to [***] on code [***] and code [***] purchase orders.

     5) Cardinal will not apply the [***] on CVS [***] or [***] that was specifically [***] through CVS that Cardinal [***] CVS with the explicit purpose of this product being

          [***] the manufacturer. However, Cardinal will [***] on any [***] CVS [***] said product to the respective manufacturer.

               a. This inventory will be [***] to CVS on the earliest date that the applicable manufacturer would accept said product [***] at [***] percent ([***]%).

               b. If CVS believes the [***] to be [***] and that it will be [***] in any way by [***] said product [***] a manufacturer, then CVS can at its sole discretion opt not to [***] in such a [***].

               c. CVS and Cardinal agree that [***] are costly to both parties and lead to operational inefficiencies and will therefore work together to develop a process which limits the amount of [***] .

     6) At the start of this Agreement, Cardinal will [***] related to the previous agreement. To that end, CVS and Cardinal have agreed that Cardinal will adjust CVS' 4Q 2003 [***] by $[***] in order for this [***] to qualify for the [***]. With this adjustment made, [***] of CVS' [***] will be eligible for the [***] under this Agreement.

     7) The calculation of the [***] will be based off the [***] ( at the [***] of [***] or the [***]) [***] to the application of the cash discount. For example, if the [***] is $[***], then the [***] would be calculated based on the $[***], not the $[***] ([***]% cash discount is applied).

     8) For all CVS warehouse purchases made through Cardinal, cash discount [***] to CVS is defined as the [***].

     9) If CVS [***] a [***] from [***] to [***] after the establishment of the [***] and [***], then Cardinal will [***] the [***] calculation on that affected volume.

     10) If CVS enters into an [***] (as defined below) with a [***] that prohibits Cardinal from any [***] with this [***], then Cardinal will not apply the [***] calculation on that affected volume.

[***] CREATION ACTIVITIES.

As a function of the WLP, Cardinal will [***] the margin created through certain [***] Creation Activities as defined below. Through the WLP, Cardinal will [***]% of the margin associated with all [***] related to [***] detailed below, and [***] related to [***] (this [***] was [***] to CVS via [***]) as further defined below. Notwithstanding anything else in this Agreement to the contrary, Cardinal will not place [***] purchases or conduct [***] activities related to CVS [***] for which Cardinal has entered into an [***] such activities.

The "[***] CREATION OPPORTUNITIES" for the WLP are limited to:

     a) [***] - all purchases of [***] Rx Products (excluding repack) designed to generate an [***] which result from the [***] (by way of illustration only and not as a limitation, one example of an [***] is [***] of a [***]).

     b) [***] or [***] - [***] or [***] that are made available to Cardinal from [***] under which Cardinal [***] related to CVS' [***].

     c) [***] - all purchases of [***] Rx Products (excluding repack) for a specified [***] of [***] offered by manufacturers [***], or [***], a [***], thereby [***]. (by way of illustration only and not as a limitation, one example of an [***] is where a vendor [***] at a [***] for a certain [***] Rx Product (excluding repack) [***]). This [***] was [***] to CVS via [***].

Further terms and conditions of the [***]Creation Activities are as follows:

1) CVS will [***] other historically [***] ([***] and [***] manufacturers); CVS will not be required to [***] to Cardinal.

2) CVS to [***] all [***] it has historically [***] to include but not limited to:

     a)   [***]

     b)   [***]

     c)   [***]

     d)   [***]

3) The [***] CVS receives based on CVS' [***] purchases, is [***]% by CVS. In the event that a [***] would begin to [***] "[***]" [***] to Cardinal, Cardinal would [***]% of this [***] to CVS, based on CVS purchases (Pharmacies and CVS Pharmacy DCs, if applicable). Notwithstanding the foregoing, Cardinal will not accept any other [***] on CVS' behalf relating to CVS' purchase [***] (warehouse or DSD) without CVS' expressed written consent. It will be Cardinal's sole responsibility to notify any pharmaceutical supplier in writing (with copy to CVS subject to Section 13) [***] a [***] to Cardinal related to CVS' [***] of CVS' Return Goods Policy.

4) CVS will only accept product shipped from Cardinal Brokerage Inventory to CVS Pharmacy DCs that has at least [***] ([***]) [***] remaining. All products shipped with less than [***] ([***]) [***] remaining will be considered "[***] PRODUCT". On an exception basis, CVS will allow Cardinal to ship [***] Product Brokerage Inventory with at least [***] ([***]) months [***] remaining. However, both parties agree that no more than $[***] worth of [***] Product will be shipped to CVS Pharmacy DCs during any Program Year. In addition, upon CVS request (as often as monthly), Cardinal will provide CVS a detailed report that summarizes all [***] Product shipped from Cardinal's Brokerage Inventory to CVS Pharmacy DCs ("[***] REPORT"). The [***] Report will contain all [***] Product shipped to CVS Pharmacy DCs within the current Program Year and will include but not be limited to the following data elements: date shipped, vendor, description, NDC, quantity shipped, extended cost, and [***] totaled by month and year-to-date(both CVS and Cardinal agree that the [***] Report will be made available to CVS no later than September 1, 2004). Notwithstanding anything in this Agreement to the contrary, at no time will Cardinal ship Brokerage Inventory with less than [***] ([***]) months [***] remaining to CVS Pharmacy DCs. With that said, CVS will work with Cardinal to assist in the management of the [***].

Additional terms and conditions of the WLP are as follows:

1. Term - The WLP will commence as of January 1, 2004, and terminate upon the termination of the Agreement.

2. [***] Generation - Cardinal will [***] ([***]%) of CVS' [***] for [***] Rx Products (excluding repack) [***] all CVS Pharmacy DCs for routine [***] and [***] (the "PURCHASING ACTIVITIES").

3.   [***] - If Cardinal's [***] on CVS' [***] are [***] or [***] by a [***],
     and if CVS is eligible to [***] from such [***], then CVS will, upon request by Cardinal, effect a direct [***] of the applicable Rx Product [***] by Cardinal. With respect to the foregoing purchases, [***] will [***] the applicable [***] according to the [***], including [***] for any available [***]. CVS will [***] the [***] to the [***] from [***] Cardinal, which will also be [***] the [***]. This [***] process is designed to be "[***]" for both parties.

               (a) [***]. On the same day as CVS [***] a shipment of Rx Product ordered as part of a [***] related to this WLP, CVS will [***] Cardinal. Cardinal will [***] such Rx Product [***] the applicable CVS [***], and [***] the applicable Cardinal [***]. CVS will [***] from the applicable [***], and CVS will pay the [***], [***] for all [***], based on the applicable payment terms. CVS will [***] to the [***] from [***], and Cardinal will [***] the CVS [***] to the applicable [***]. The process outlined in the Section 2(b) Disclosure Schedule will apply to any discrepancies.

               (b) [***] and [***]. As it pertains to [***] purchases only, on the same day as CVS [***] the shipment of Rx Product, CVS will [***] Cardinal. Cardinal will [***] to [***] such Rx Product [***] the applicable CVS [***], and [***] the applicable Cardinal [***]. [***] purchases will be [***] by Cardinal at the servicing Cardinal DC [***] the need for CVS to [***] such product.

     As it pertains to the payment of [***] and [***] purchases, Cardinal will receive an [***] from the applicable [***] for the ordered Rx Product, and Cardinal will [***] the [***] directly, [***] for all [***], based on the applicable payment terms. As the Rx Product is ordered from Cardinal by CVS for [***], Cardinal will [***] CVS, and CVS will [***] Cardinal for such Rx Product in accordance with the terms of this Agreement. The process outlined in the Section 2(b) Disclosure Schedule will apply to any discrepancies.

4. Purchase Information - CVS will provide Cardinal with [***] electronic feeds updating information regarding CVS' [***] of [***] Rx Products [***] from [***] and from [***] on behalf of the CVS Pharmacy DCs pursuant to the WLP. Such information will include details regarding all purchase orders, [***] or [***] for items [***] and [***] and other information reasonably required by Cardinal to administer the WLP. To assist Cardinal with [***], CVS will provide Cardinal with information reasonably requested by Cardinal including but not limited to new product [***], [***] fluctuations, [***] promotions, and new store openings , and a change in CVS Pharmacy DC that services a particular Pharmacy.

5. Limitations - All [***] for [***] Products must be executed exactly as [***]. [***] will be generated and submitted to any vendor, other than those [***], without [***]. All [***] will be on behalf of the CVS Pharmacy DCs. CVS will not make any [***] (outside of this [***]) on behalf of the Pharmacies [***]. It is understood and agreed that Cardinal will not be required to reduce or otherwise [***] its own [***] associated with a manufacturer imposed [***]. Furthermore, the parties acknowledge and agree that all information associated with the WLP is confidential information subject to the provisions of Section 17 of this Agreement.

6. Records, Audit and Confidentiality - The WLP is subject to the record keeping and audit provisions set forth in Section 16 of this Agreement. Cardinal may disclose CVS' [***] information (such as inventory [***], on-order or [***]) to [***] as reasonably required by Cardinal to [***] related to the WLP. Cardinal will notify CVS in writing (subject to Section
     13) prior to the disclosure of any such information and will provide the nature of the information that Cardinal intends to disclose. Further, Cardinal will use reasonable efforts to obtain applicable [***] consent to disclose such information to CVS if needed.

7.   ACH - All payments for invoicing under the WLP will be made via ACH.

8. Waiver - Neither party's failure to enforce any provision of this WLP will be considered a waiver of any future right to enforce such provision.

9. Dispute Resolution Relating to the WLP - CVS and Cardinal acknowledge that either party may from time to time may, in good faith, dispute any portion of the WLP. In the event that either party disputes any portion on the WLP, each party agrees to use all reasonable efforts to resolve all such disputes as expeditiously as possible on a fair and equitable basis. To that end, Cardinal and CVS will assemble a panel consisting of at least one
     (1) executive from CVS and one (1) executive from Cardinal (but in any event, an even number in the aggregate) (the "EXECUTIVE COMMITTEE") to resolve disputes relating to the WLP and address other issues as they may determine. With respect to reporting disputes, a copy of the terms of this Agreement, as amended from time to time, agreed upon facts and areas of disagreement, and a concise summary of the basis for each side's contentions will be provided to the executives who will review the same, confer, and attempt to reach a mutual resolution of the issue within thirty
     (30) days following either party's receipt of notice of dispute.

[***] VENDOR EXHIBIT.

[***] VENDOR   [***] PURCHASE PAYMENT TERMS
------------   ----------------------------
    [***]                  [***]